UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2025

_______________________________

BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Cayman Islands	001-38024	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410

Florham Park, New Jersey 07932

(Address of Principal Executive Offices) (Zip Code)

+1 (646) 305-6387

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in August 2024, SEED Therapeutics Inc. (“SEED”), a clinical-stage biotechnology company pioneering rational molecular glue degraders for historically undruggable disease drivers, sold to Eisai and certain other third-party investors an aggregate of 5,647,059 of its Series A-3 Preferred Shares for an aggregate purchase price of $24 million at a cash purchase price of $4.25 per share.

On September 22, 2025, SEED entered into share purchase agreements with certain third-party investors to sell an aggregate of 1,411,761 of its Series A-3 Preferred Shares for an aggregate purchase price of $6 million at a cash purchase price of $4.25 per share. Closing under the share purchase agreements (the “second close”) has completed. Upon the consummation of the second close, BeyondSpring Inc. (the “Company”) and SEED Technology Limited (“SEED Technology”), a British Virgin Islands company and a majority-owned indirect subsidiary of the Company (collectively, the BYSI Entities”), is expected to own approximately 38.03% of the outstanding equity interest in SEED, calculated on an as-converted basis (excluding any shares that may be reserved under an employee stock ownership plan, or similar arrangement). The Company expects that SEED will continue to be consolidated into the financial statements of the Company since the Company remains substantive control of SEED.

This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Series A-3 Preferred Shares, nor shall there be any offer, solicitation, or sale of the Series A-3 Preferred Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01. Other Events.

On September 23, 2025, SEED issued a press release announcing the share purchase agreements, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K includes forward-looking statements that are not historical facts. Words such as “will,” “expect,” “anticipate,” “plan,” “believe,” “design,” “may,” “future,” “estimate,” “predict,” “objective,” “goal,” or variations thereof and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on the Company’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, difficulties raising the anticipated amount needed to finance the Company’s and SEED’s future operations on terms acceptable to the Company and SEED, if at all, unexpected results of clinical trials, delays or denial in regulatory approval process, results that do not meet our expectations regarding the potential safety, the ultimate efficacy or clinical utility of our product candidates, increased competition in the market, and other risks described in the Company’s most recent 10-K on file with the U.S. Securities and Exchange Commission. All forward-looking statements made herein speak only as of the date of this release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BeyondSpring Inc.

Date: September 23, 2025	By:	/s/ Lan Huang
Lan Huang
Chairperson and Chief Executive Officer